                                                                      EXHIBIT 12

        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                    (IN MILLIONS OF DOLLARS, EXCEPT RATIOS)


                                                                            SUCCESSOR                              PREDECESSOR
                                               -------------------------------------------------------------------   ------
                                                 NINE MONTHS                                              TWO         TEN
                                                    ENDED                     YEAR ENDED                 MONTHS      MONTHS
                                                SEPTEMBER 30,                 DECEMBER 31,                ENDED       ENDED
                                               ---------------              ----------------           DECEMBER 31,  OCTOBER 31,
                                                1993     1992      1992      1991      1990      1989      1988         1988
                                               ------    -----    ------    ------    ------    ------     -----       ------
Earnings:
  Consolidated income (loss) from continuing
    operations before extraordinary loss and
    cumulative effect of changes in
    accounting principles...................   $(53.1)   $26.5    $ 29.6    $124.7    $220.7    $384.6     $28.1       $144.7
  Add (deduct) undistributed (earnings)
    losses of less-than-fifty percent-owned
    companies...............................     11.8      2.2       1.9      19.5      12.8      16.9       9.8        (47.7)
  Add (deduct) minority interest share of
    income (losses) of majority-owned
    subsidiaries that have fixed charges....     (3.2)    (4.9)     (6.5)     (7.6)     (5.5)     (1.0)      1.7          7.4
                                               ------    -----    ------    ------    ------    ------     -----       ------
        Consolidated earnings (losses)......    (44.5)    23.8      25.0     136.6     228.0     400.5      39.6        104.4
  Add (deduct) provision (credit) for income
    taxes:
    Consolidated provision (credit) for
      income taxes..........................    (39.5)     7.9       5.3      32.4      75.6     100.1      18.3        102.4
    Minority interest share of tax provision
      (credit) of majority-owned
      subsidiaries that have fixed
      charges...............................       .2       .1        .2       (.9)      3.4       3.9       1.0          4.7
                                               ------    -----    ------    ------    ------    ------     -----       ------
        Pre-tax income (loss)...............    (83.8)    31.8      30.5     168.1     307.0     504.5      58.9        211.5
  Fixed charges included therein (see
    below)..................................     67.8     62.8      81.1      90.1     105.7      43.3      10.9         78.1
  Deduct equity in losses of
    less-than-fifty-percent owned companies
    where the Company has guaranteed debt of
    less-than-fifty-percent owned
    companies...............................     (8.8)    (3.7)               (4.4)     (5.0)      (.8)      (.2)
  Previously capitalized interest amortized
    during the period.......................       .8       .6        .7        .7        .5                  .3          1.6
                                               ------    -----    ------    ------    ------    ------     -----       ------
        Total earnings......................   $(24.0)   $91.5    $112.3    $254.5    $408.2    $547.0     $69.9       $291.2
                                               ------    -----    ------    ------    ------    ------     -----       ------
                                               ------    -----    ------    ------    ------    ------     -----       ------
Fixed Charges:
  Interest expense..........................   $ 63.8    $58.4    $ 78.7    $ 82.7    $ 96.6    $ 32.6     $ 9.1       $ 75.1
  Amortization of Predecessor debt
    expense.................................                                                                               .7
  Portion of rental expense representative
    of the interest factor..................      1.7      1.6       2.4       2.0       2.4       2.6        .4          2.3
  Interest expense related to guaranteed
    debt of less-than-fifty-percent owned
    companies incurring a loss..............      2.3      2.8                 5.4       6.7       8.1       1.4
                                               ------    -----    ------    ------    ------    ------      -----       ------
        Consolidated fixed charges added to
          pre-tax income....................     67.8     62.8      81.1      90.1     105.7      43.3      10.9         78.1
  Capitalized interest......................      2.7      3.4       4.4       4.2       8.9       4.0        .5          1.8
                                               ------    -----    ------    ------    ------    ------     -----       ------
        Total fixed charges.................   $ 70.5    $66.2    $ 85.5    $ 94.3    $114.6    $ 47.3     $11.4       $ 79.9
                                               ------    -----    ------    ------    ------    ------     -----       ------
                                               ------    -----    ------    ------    ------    ------     -----       ------
Consolidated Ratio of Earnings to Fixed
  Charges...................................       --      1.4x      1.3x      2.7x      3.6x     11.6x      6.1x         3.6x
                                               ------    -----    ------    ------    ------    ------     -----       ------
                                               ------    -----    ------    ------    ------    ------     -----       ------
Fixed Charge Coverage Deficiency............     94.5